Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2017 FINANCIAL RESULTS

Higher pulp prices and strong cost performance drive improved results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Second quarter 2017 net earnings of $0.61 per share
•	$121 million of cash flow from operating activities
•	Pulp shipments 15% higher year-to-date

Fort Mill, SC, July 28, 2017 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $38 million ($0.61 per share) for the second quarter of 2017 compared to net earnings of $20 million ($0.32 per share) for the first quarter of 2017 and net earnings of $18 million ($0.29 per share) for the second quarter of 2016. Sales for the second quarter of 2017 were $1.2 billion.

Excluding items listed below, the Company had earnings before items1 of $38 million ($0.61 per share) for the second quarter of 2017 compared to earnings before items1 of $20 million ($0.32 per share) for the first quarter of 2017 and earnings before items1 of $38 million ($0.61 per share) for the second quarter of 2016.

Second quarter 2017 items:

➢	None.

First quarter 2017 items:

➢	None.

Second quarter 2016 items:

➢	Litigation settlement of $2 million ($2 million after tax);
➢	Impairment of property, plant & equipment of $3 million ($2 million after tax); and
➢	Closure and restructuring costs of $21 million ($16 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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QUARTERLY REVIEW

“Our pulp price momentum continued in the quarter following the implementation of several price increases,” said John D. Williams, President and Chief Executive Officer. “Productivity was strong, resulting in good cost performance despite the high level of scheduled major maintenance outages at several pulp and paper mills. Notably, Ashdown had an excellent operating quarter and continued to make significant strides on increasing production of fluff pulp. Customer qualifications continue to progress well and we are on track to ramp-up to approximately 50% fluff pulp sales by year-end.”

Mr. Williams added, “In spite of competitive market pressures, we delivered a solid performance in Personal Care. We continued to show broad-based, year-over-year volume growth across most of our product channels, while benefits from our cost savings and efficiency improvement projects partially offset price erosion. We expect to continue to invest in innovation, marketing and targeted growth initiatives to capture the opportunities in our categories and geographies.”

Operating income was $64 million in the second quarter of 2017 compared to operating income of $42 million in the first quarter of 2017. Depreciation and amortization totaled $79 million in the second quarter of 2017.

Operating income before items1 was $64 million in the second quarter of 2017 compared to an operating income before items1 of $42 million in the first quarter of 2017.

(In millions of dollars)	2Q 2017	1Q 2017

Sales	$1,224	$1,304
Operating income (loss)
Pulp and Paper segment	65	34
Personal Care segment	13	16
Corporate	(14)	(8)
Total operating income	64	42
Operating income before items[1]	64	42
Depreciation and amortization	79	80

The increase in operating income in the second quarter of 2017 was the result of higher average selling prices for pulp, lower raw material costs, favorable productivity and lower maintenance costs. These factors were partially offset by lower volume, higher selling, general and administrative expenses, and higher freight costs.

When compared to the first quarter of 2017, manufactured paper shipments were down 6% and pulp shipments decreased 15%. The shipments-to-production ratio for paper was 98% in the second quarter of 2017, compared to 105% in the first quarter of 2017. Paper inventories increased by 18,000 tons and pulp inventories increased by 33,000 metric tons when compared to the first quarter of 2017.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $121 million and capital expenditures were $37 million, resulting in free cash flow1 of $84 million for the second quarter of 2017. Domtar’s net debt-to-total capitalization ratio1 stood at 28% at June 30, 2017 compared to 30% at March 31, 2017.

OUTLOOK

For the remainder of the year, we expect our paper shipments to be in-line with market demand. Our pulp shipments should be higher due to the ramp-up of the Ashdown fluff pulp line, while mix should continue to improve as we convert more volume to fluff pulp. In Personal Care, investments in advertising and promotion in addition to new customer wins should drive higher sales, while raw material costs are expected to increase marginally.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its second quarter 2017 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2017 earnings results on October 27, 2017 before markets open, followed by a conference call at 11:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.1 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2016 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	999	1,054	2,072	2,139
Personal Care	241	228	490	444
Total for reportable segments	1,240	1,282	2,562	2,583
Intersegment sales	(16)	(15)	(34)	(29)
Consolidated sales	1,224	1,267	2,528	2,554
Depreciation and amortization of property, plant and equipment
Pulp and Paper	63	72	127	145
Personal Care	16	15	32	31
Total for reportable segments	79	87	159	176
Impairment of property, plant and equipment - Pulp and Paper	—	3	—	24
Consolidated depreciation and amortization and impairment of property, plant and equipment	79	90	159	200

Operating income (loss)
Pulp and Paper	65	35	99	54
Personal Care	13	15	29	29
Corporate	(14)	(11)	(22)	(26)
Consolidated operating income	64	39	106	57
Interest expense, net	17	15	34	32
Earnings before income taxes	47	24	72	25
Income tax expense	9	6	14	3
Net earnings	38	18	58	22
Per common share (in dollars)
Net earnings
Basic	0.61	0.29	0.93	0.35
Diluted	0.61	0.29	0.93	0.35
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.6	62.6	62.7
Diluted	62.7	62.7	62.7	62.8
Cash flows from operating activities	121	118	212	215
Additions to property, plant and equipment	37	119	71	219

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
	(Unaudited)
	$	$	$	$

Sales	1,224	1,267	2,528	2,554
Operating expenses
Cost of sales, excluding depreciation and amortization	968	1,013	2,043	2,063
Depreciation and amortization	79	87	159	176
Selling, general and administrative	111	104	219	207
Impairment of property, plant and equipment	—	3	—	24
Closure and restructuring costs	—	21	—	23
Other operating loss, net	2	—	1	4
	1,160	1,228	2,422	2,497
Operating income	64	39	106	57
Interest expense, net	17	15	34	32
Earnings before income taxes	47	24	72	25
Income tax expense	9	6	14	3
Net earnings	38	18	58	22
Per common share (in dollars)
Net earnings
Basic	0.61	0.29	0.93	0.35
Diluted	0.61	0.29	0.93	0.35
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.6	62.6	62.7
Diluted	62.7	62.7	62.7	62.8

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30,	December 31,
	2017	2016
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	124	125
Receivables, less allowances of $7 and $7	613	613
Inventories	759	759
Prepaid expenses	41	40
Income and other taxes receivable	18	31
Total current assets	1,555	1,568
Property, plant and equipment, net	2,779	2,825
Goodwill	569	550
Intangible assets, net	625	608
Other assets	139	129
Total assets	5,667	5,680
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	12
Trade and other payables	627	656
Income and other taxes payable	28	22
Long-term debt due within one year	1	63
Total current liabilities	656	753
Long-term debt	1,203	1,218
Deferred income taxes and other	677	675
Other liabilities and deferred credits	361	358
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,966	1,963
Retained earnings	1,217	1,211
Accumulated other comprehensive loss	(414)	(499)
Total shareholders' equity	2,770	2,676
Total liabilities and shareholders' equity	5,667	5,680

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the six months ended
	June 30, 2017	June 30, 2016
	(Unaudited)
	$	$
Operating activities
Net earnings	58	22
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	159	176
Deferred income taxes and tax uncertainties	(12)	(5)
Impairment of property, plant and equipment	—	24
Stock-based compensation expense	3	3
Other	—	(4)
Changes in assets and liabilities, excluding the effect of acquisition of business
Receivables	11	25
Inventories	10	18
Prepaid expenses	(4)	(13)
Trade and other payables	(35)	(8)
Income and other taxes	21	(16)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	—	(3)
Other assets and other liabilities	1	(4)
Cash flows from operating activities	212	215
Investing activities
Additions to property, plant and equipment	(71)	(219)
Acquisition of business, net of cash acquired	—	(1)
Cash flows used for investing activities	(71)	(220)
Financing activities
Dividend payments	(52)	(50)
Stock repurchase	—	(10)
Net change in bank indebtedness	(12)	1
Change in revolving credit facility	(30)	(50)
Proceeds from receivables securitization facility	25	120
Repayments of receivables securitization facility	(15)	(20)
Repayments of long-term debt	(63)	(1)
Other	(1)	(1)
Cash flows used for financing activities	(148)	(11)
Net decrease in cash and cash equivalents	(7)	(16)
Impact of foreign exchange on cash	6	1
Cash and cash equivalents at beginning of period	125	126
Cash and cash equivalents at end of period	124	111
Supplemental cash flow information
Net cash payments for:
Interest	31	32
Income taxes	15	27

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2017			2016
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	20	38	58	4	18	59	47	128
(+)	Impairment of property, plant and equipment	($)	—	—	—	16	2	4	—	22
(+)	Closure and restructuring costs	($)	—	—	—	2	16	8	(1)	25
(+)	Litigation settlement	($)	—	—	—	—	2	—	—	2
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	1	1
(=)	Earnings before items	($)	20	38	58	22	38	71	47	178
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	62.7	62.7	62.8	62.7	62.7	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.32	0.61	0.93	0.35	0.61	1.13	0.75	2.84

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	20	38	58	4	18	59	47	128
(+)	Income tax expense (benefit)	($)	5	9	14	(3)	6	16	10	29
(+)	Interest expense, net	($)	17	17	34	17	15	17	17	66
(=)	Operating income	($)	42	64	106	18	39	92	74	223
(+)	Depreciation and amortization	($)	80	79	159	89	87	87	85	348
(+)	Impairment of property, plant and equipment	($)	—	—	—	21	3	5	—	29
(=)	EBITDA	($)	122	143	265	128	129	184	159	600
(/)	Sales	($)	1,304	1,224	2,528	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin	(%)	9%	12%	10%	10%	10%	14%	12%	12%
	EBITDA	($)	122	143	265	128	129	184	159	600
(+)	Closure and restructuring costs	($)	—	—	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	2	—	—	2
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	1	1
(=)	EBITDA before items	($)	122	143	265	130	152	194	159	635
(/)	Sales	($)	1,304	1,224	2,528	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin before items	(%)	9%	12%	10%	10%	12%	15%	12%	12%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2017			2016
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	91	121	212	97	118	95	155	465
(-)	Additions to property, plant and equipment	($)	(34)	(37)	(71)	(100)	(119)	(83)	(45)	(347)
(=)	Free cash flow	($)	57	84	141	(3)	(1)	12	110	118

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	2	—		6	1	—	12
(+)	Long-term debt due within one year	($)	64	1		41	64	63	63
(+)	Long-term debt	($)	1,188	1,203		1,211	1,237	1,309	1,218
(=)	Debt	($)	1,254	1,204		1,258	1,302	1,372	1,293
(-)	Cash and cash equivalents	($)	(111)	(124)		(97)	(111)	(168)	(125)
(=)	Net debt	($)	1,143	1,080		1,161	1,191	1,204	1,168
(+)	Shareholders' equity	($)	2,685	2,770		2,736	2,716	2,754	2,676
(=)	Total capitalization	($)	3,828	3,850		3,897	3,907	3,958	3,844
	Net debt	($)	1,143	1,080		1,161	1,191	1,204	1,168
(/)	Total capitalization	($)	3,828	3,850		3,897	3,907	3,958	3,844
(=)	Net debt-to-total capitalization	(%)	30%	28%		30%	30%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	34	65	—	—	99	16	13	—	—	29	(8)	(14)	—	—	(22)	42	64	—	—	106
(+)	Impairment of property, plant and equipment	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(=)	Operating income (loss) before items	($)	34	65	—	—	99	16	13	—	—	29	(8)	(14)	—	—	(22)	42	64	—	—	106

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	34	65	—	—	99	16	13	—	—	29	(8)	(14)	—	—	(22)	42	64	—	—	106
(+)	Depreciation and amortization	($)	64	63	—	—	127	16	16	—	—	32	—	—	—	—	—	80	79	—	—	159

(=)	EBITDA before items	($)	98	128	—	—	226	32	29	—	—	61	(8)	(14)	—	—	(22)	122	143	—	—	265
(/)	Sales	($)	1,073	999	—	—	2,072	249	241	—	—	490	—	—	—	—	—	1,322	1,240	—	—	2,562
(=)	EBITDA margin before items	(%)	9%	13%	—	—	11%	13%	12%	—	—	12%	—	—	—	—	—	9%	12%	—	—	10%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	35	89	74	217	14	15	15	13	57	(15)	(11)	(12)	(13)	(51)	18	39	92	74	223
(+)	Impairment of property, plant and equipment	($)	21	3	5	—	29	—	—	—	—	—	—	—	—	—	—	21	3	5	—	29
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	1	1	—	—	—	—	—	—	—	—	1	1
(+)	Closure and restructuring costs	($)	2	21	10	(2)	31	—	—	—	1	1	—	—	—	—	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2	—	—	2
(=)	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287
(+)	Depreciation and amortization	($)	73	72	71	68	284	16	15	16	17	64	—	—	—	—	—	89	87	87	85	348

(=)	EBITDA before items	($)	115	131	175	140	561	30	30	31	32	123	(15)	(9)	(12)	(13)	(49)	130	152	194	159	635
(/)	Sales	($)	1,085	1,054	1,054	1,046	4,239	216	228	231	242	917	—	—	—	—	—	1,301	1,282	1,285	1,288	5,156
(=)	EBITDA margin before items	(%)	11%	12%	17%	13%	13%	14%	13%	13%	13%	13%	—	—	—	—	—	10%	12%	15%	12%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

(1) On October 1, 2016, the Company acquired 100% of the shares of Home Delivery Incontinent Supplies Co. in the United States.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2017			2016
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,073	999	2,072	1,085	1,054	1,054	1,046	4,239
Operating income	($)	34	65	99	19	35	89	74	217
Depreciation and amortization	($)	64	63	127	73	72	71	68	284
Impairment of property, plant and equipment	($)	—	—	—	21	3	5	—	29

Paper
Paper Production	('000 ST)	709	715	1,424	785	715	726	714	2,940
Paper Shipments - Manufactured	('000 ST)	745	698	1,443	786	752	744	739	3,021
Communication Papers	('000 ST)	622	582	1,204	657	627	620	618	2,522
Specialty and Packaging	('000 ST)	123	116	239	129	125	124	121	499
Paper Shipments - Sourced from 3rd parties	('000 ST)	29	26	55	32	29	35	27	123
Paper Shipments - Total	('000 ST)	774	724	1,498	818	781	779	766	3,144
Pulp
Pulp Shipments(a)	('000 ADMT)	453	383	836	369	360	369	415	1,513
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	4%	3%	4%	5%	4%	4%	8%	5%
Softwood Kraft Pulp	(%)	67%	62%	64%	66%	61%	63%	63%	63%
Fluff Pulp	(%)	29%	35%	32%	29%	35%	33%	29%	32%

Personal Care Segment
Sales	($)	249	241	490	216	228	231	242	917
Operating income	($)	16	13	29	14	15	15	13	57
Depreciation and amortization	($)	16	16	32	16	15	16	17	64

Average Exchange Rates	$US / $CAN	1.323	1.344	1.334	1.375	1.289	1.305	1.333	1.325
	$CAN / $US	0.756	0.744	0.750	0.727	0.776	0.766	0.750	0.755
	€ / $US	1.066	1.100	1.083	1.103	1.130	1.116	1.078	1.107

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.